AMENDMENT TO THE CUSTODIAN AGREEMENT BETWEEN THE ADVISORS' INNER CIRCLE FUND I
           AND BROWN BROTHERS HARRIMAN & CO, DATED NOVEMBER 25, 2014

THIS AMENDMENT to the custodian agreement between Advisors' Inner Circle Fund I (the "Trust"), acting on behalf of one or more of its series listed in
Schedule 1 attached thereto and Brown Brothers Harriman & Co. ("BBH&Co." or the "Custodian") dated November 25, 2014, as amended from time to time (the "Agreement") is made as of November 6, 2015 (the "Amendment").

                                  WITNESSETH:

WHEREAS, the Trust and the Custodian have entered into the Agreement and the parties now wish to amend the Agreement to add additional series of the Trust to Schedule 1 of the Agreement; and

WHEREAS, the Agreement may be amended by written agreement of both the Trust and the Custodian;

NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, the Trust and the Custodian hereby agree, as follows:

     1. The Sands Capital Global Growth Fund shall be added to the Agreement as a new Fund (as defined in the Agreement) and hereinafter shall also be included when a reference to "Fund" is made in this Amendment or the Agreement, as applicable. Schedule 1 to the Agreement is hereby deleted in its entirety and replaced by Schedule 1 attached hereto.

     2. Except as amended hereby, all other provisions in the Agreement hall remain the same.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be duly executed as of the date first above written.


BROWN BROTHERS HARRIMAN & CO.                  THE ADVISORS' INNER CIRCLE FUND I



By: /s/ Elizabeth E. Prickett                  By: /s/ Dianne Descoteaux
    -------------------------                      ---------------------

Name: Elizabeth E. Prickett                    Name: Dianne Descoteaux

Title: Managing Director                       Title: VP & Secretary


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                                    SCHEDULE I
                                        TO
    THE CUSTODIAN AGREEMENT BETWEEN THE ADVISORS' INNER CIRCLE FUND I AND BROWN
                  BROTHERS HARRIMAN & CO. DATED NOVEMBER 25, 2015

                      List of Funds as of November 6, 2015

Cornerstone Advisors Real Assets Fund
Cornerstone Advisors Income Opportunities Fund
Cornerstone Advisors Global Public Equity Fund
Cornerstone Advisors Public Alternatives Fund
Harvest Funds Intermediate Bond
Sands Capital Global Growth Fund